SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                             CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  December 15, 1995
                                                  ------------------


                     The CIT Group Holdings, Inc.
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         (Exact name of registrant as specified in its charter)


   Delaware           1-1861                  13-2994534
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 (State or other     (Commission             (IRS Employer
  jurisdiction of     File Number)             Identification No.)
  incorporation)


                      1211 Avenue of the Americas
                       New York, New York  10036
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Registrant's telephone number, including area code (212) 536-1950
                                                   ---------------



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(Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

         See attached press release.





Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.
         ---------------------------------------------------------

10(a) Amendment, dated December 15, 1995, to the Stockholders Agreement, dated December 29, 1989.

10(b)    Registration Rights Agreement, dated December 15, 1995.

                              SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      THE CIT GROUP HOLDINGS, INC.
                                      ------------------------------
                                             (Registrant)


                                      By /s/ JOSEPH M. LEONE
                                        ----------------------------
                                        Joseph M. Leone
                                        Executive Vice President and
                                        Chief Financial Officer

Dated:  December 15, 1995

[Logo of The CIT Group, Inc.]
                                                     Contact: Michael J. McGowan
                                                              Vice President
                                                              Communications
                                                              (201) 535-3506
FOR IMMEDIATE RELEASE
---------------------

            DAI-ICHI KANGYO BANK INCREASES STAKE IN THE CIT GROUP BY
            --------------------------------------------------------
          PURCHASING ADDITIONAL 20% STAKE FROM CHEMICAL BANKING CORP.;
          ------------------------------------------------------------
                DKB NOW OWNS 80% SHARE IN MAJOR FINANCING COMPANY
                -------------------------------------------------

         LIVINGSTON, NJ, December 15, 1995 --- The CIT Group has announced today that The Dai-Ichi Kangyo Bank (DKB) of Tokyo has increased its stake in CIT from 60 percent to 80 percent, with Chemical Banking Corporation retaining a 20 percent interest. DKB will also have a five-year option to purchase the remaining 20 percent from Chemical. This purchase is in response to Chemical's previously announced desire to sell down its ownership position in CIT.

         Hisao Kobayashi, chairman of CIT and representing DKB in this transaction, stated that "This additional investment in CIT gives DKB the ownership position from which it will be able to help CIT continue to grow its high quality and profitable business."

         Albert R. Gamper, Jr., president and CEO of The CIT Group, commented on the changes, saying that "DKB has been a supportive parent for the past six years and their increased ownership demonstrates their confidence in and commitment to CIT's business strategies."

                                     -more-

Page 2/DKB Acquires 80% Stake in CIT

         The CIT Group is one of America's most experienced commercial and consumer financing companies. DKB acquired its initial stake in CIT from Manufacturers Hanover Corporation in December, 1989. Since that time, CIT has achieved a compound annual earnings growth rate in excess of 10 percent. CIT's senior term debt are rated "Aa3" by Moody's, "AA-" by Duff & Phelps and "A+" by Standard & Poor's.

         For the year 1994, CIT had record earnings of $201 million and total assets of $16 billion. For the first nine months of 1995, CIT's income rose 10.7 percent over the prior year's comparable period to $167.8 million and total assets rose to $17.2 billion.

         "We anticipate another year of record financial results," said Gamper. "During the past six years, under the ownership of DKB, we have grown dramatically and profitably. Our business has expanded to include a consumer financing operation, we entered the venture capital market, we made two strategic acquisitions and raised the profile of CIT as a national financial organization. Management welcomes DKB's increased ownership," he added.

                  The Dai-Ichi Kangyo Bank Limited, based in Tokyo, is one of the world's largest banking institutions. The CIT Group, founded in 1908, provides commercial and consumer financing services to consumers and businesses throughout the United States.

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